UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 25, 2012

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35235	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27727 Avenue Scott

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 25, 2012, the Board of Directors (the “Board”) of Wesco Aircraft Holdings, Inc. (the “Company”) appointed Scott E. Kuechle as a director, effective immediately, filling an existing vacancy on the Board. Mr. Kuechle will serve as a Class II director, with his initial term expiring at the Company’s 2013 Annual Meeting of Stockholders.

The Board also appointed Mr. Kuechle to serve on the Audit Committee of the Board (the “Audit Committee”), as a replacement for Dayne A. Baird. Accordingly, the Company will have a fully independent Audit Committee within one year of the effective date of the registration statement filed in connection with its initial public offering as required by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Rule 10A-3”), and the rules of the New York Stock Exchange (the “NYSE”). Mr. Baird will continue to serve as a member of the Board.

Mr. Kuechle has served as Executive Vice President and Chief Financial Officer of the Goodrich Corporation (“Goodrich”), a leading global supplier of systems and services to the aerospace and defense industry, since 2005. Mr. Kuechle previously served as Goodrich’s Corporate Controller from 2004 until 2005, Corporate Treasurer from 1998 until 2004, Director of Finance and Banking (Assistant Treasurer) from 1994 until 1998, Director of Finance for one of Goodrich’s Business Units from 1989 until 1994 and in various financial roles in Goodrich’s Corporate and Business Segment Offices from 1983 until 1989. Mr. Kuechle currently serves on the Board of Directors of the Crisis Assistance Ministries and previously served on the Boards of Communities in Schools and the Weddington High School Band Boosters.

The Board has determined that Mr. Kuechle is an independent director within the rules of the NYSE and Rule 10A-3, and has also determined that Mr. Kuechle is an “audit committee financial expert,” as such term is defined under the applicable regulations of the Securities and Exchange Commission (the “SEC”).

There are no arrangements or understandings between Mr. Kuechle and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Kuechle and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Kuechle will be entitled to the Company’s standard director cash and equity compensation arrangement for non-affiliate directors, which is described in greater detail in the Company’s definitive proxy statement filed with the SEC on January 26, 2012. In addition, Mr. Kuechle has entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1, as amended (Registration No. 333-173381).

A copy of the Company’s press release announcing the appointment of Mr. Kuechle to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, issued by the Company on July 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2012	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued by the Company on July 25, 2012